QuickLinks -- Click here to rapidly navigate through this document

CONFIDENTIAL TREATMENT REQUESTED

*** Certain portions of this exhibit were omitted and marked with "***". Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission pursuant to the Company's Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Exhibit 10.3

SUPPLY AGREEMENT

        This agreement is entered into on June 30, 2003, between:

        HUNTSMAN HOLLAND BV (hereinafter referred to as "Huntsman"), having its registered office at Merseyweg 10, NL-3197 KG Botlek RT, Rozenburg, The Netherlands; and

        HUNTSMAN ADVANCED MATERIALS LLC (hereinafter referred to as "Customer"), having its registered office at 500 Huntsman Way, Salt Lake City, UT 84108.

        Conditions Precedent:    this agreement will only become effective upon the consummation of the proposed acquisition of the Vantico Group of Companies by Matlin Patterson.

        Huntsman and Customer have agreed subject to the Conditions Precedent above on the following terms and conditions for the sale and supply of certain products by Huntsman (seller) to Customer (buyer).

        Products:    Polymeric MDI, Low Functionality MDI Variants and Mid Functionality MDI Variants including those listed in the Price/Price Review clause of this agreement.

        Material Safety Data Sheets (MSDS):    Attached hereto in Annex 1.

        Specifications:    As attached hereto in Annex 2.

        Duration:    From the date of consummation of the proposed acquisition of Vantico by Matlin Patterson until *** ("Initial Duration"). Thereafter this Agreement shall automatically continue for successive periods of one calendar year, unless either party terminates this Agreement by giving at least six (6) months written notice prior to the end of the Initial Duration or, thereafter, prior to the end of the then current calendar year.

*** Portions of this paragraph have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

        Quantity—Huntsman's Maximum Supply Obligation:    *** te per calendar year in total for the various grades listed in the Price/Price Review clause of this agreement. Quantities for the remaining part of 2003 after the start date of the Initial Duration shall be calculated from this on a pro-rata basis.

*** Portions of this paragraph have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

        Quantity—Customer's Maximum Supply Obligation:    *** te per calendar year in total for the various grades listed in the Price/Price Review clause of this agreement. Quantities for the remaining part of 2003 after the start date of the Initial Duration shall be calculated from this on a pro-rata basis. In the event that Customer's total annual requirement for Product falls below the minimum obligation to purchase, Customer will not be obligated to purchase from Huntsman quantities in excess of those required.

*** Portions of this paragraph have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Forecasting:

        Annual: For the year 2003, Customer expects its requirement for the products to be *** te in total for the various grades listed in the Price/Price Review clause of this agreement. Requirements for the remaining part of 2003 after the start date of the Initial Duration shall be calculated from this on a pro-rata basis. Customer will provide to Huntsman an annual forecast for each calendar year following 2003 during the fourth quarter of the preceding calendar year.

*** Portions of this paragraph have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

        Rolling Forecast: The Customer shall provide Huntsman with a rolling three month forecast of the quantities required by Customer location and grade. The first month of this forecast shall be regarded as a binding commitment.

        Quality:    Huntsman warrants that the products supplied to Customer hereunder shall meet the attached specifications. Otherwise, Huntsman makes no other warranty, whether express or implied, including warranties of merchantability or fitness for any particular purpose or otherwise.

        Price/Price Review:    Prices for the year 2003 are as follows:

EUROPE

GRADE	PRICE (EURO/TE)
SUPRASEC 2020	***
SUPRASEC 2085	***
SUPRASEC 2086	***
SUPRASEC 2496	***
SUPRASEC 2647	***
SUPRASEC 3050	***
SUPRASEC 3051	***
SUPRASEC 5005	***
SUPRASEC 5025	***

*** Portions of this table have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

US—for truck load quantities delivered packaged in drums

GRADE	VOLUME (LBS)	PRICE (USD/LB)
RUBINATE 1820	***	***
RUBINATE 2020	***	***
RUBINATE 3050	***	***
RUBINATE 5005	***	***

*** Portions of this table have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

        For each subsequent calendar year, prices will be mutually agreed during the fourth quarter of the preceding calendar year.

        Payment Term:    End of the month of invoice.

        Delivery Terms:    Delivered Duty Paid (DDP—Incoterms 2000) to any customer site.

Shipment—Minimum Packaging:

        Parties shall from time to time separately agree on required transportation, product handling and ordering procedures.

        Other Terms:    Other ordering, quality control, transportation, product handling and other supply chain formalities will be separately agreed between the parties from time to time. In addition, Huntsman's General Terms and Conditions of Sale ("GT&C") shall apply. In case of deviation between these GT&C and the terms of this Agreement, the latter shall prevail.

        Applicable Law—Jurisdiction:    Dutch law—Courts of Rotterdam, The Netherlands.

        The parties have caused this Agreement to be executed in two (2) originals by their duly authorized and empowered representatives and each party acknowledges having received its original.

Huntsman Holland BV	Huntsman Advanced Materials LLC
by: /s/ MJ VAN DE MEER Name: MJ van de Meer Title: Managing Director Date: 30 June 2003	by: /s/ JOHN R. HESKETT Name: John R. Heskett Title: Vice President Date: June 30, 2003

Annex 1: Material Safety Data Sheets

Annex 2: Specifications of Products

QuickLinks

  Exhibit 10.3